EXHIBIT 10.1


                         CAPITAL CONTRIBUTION AGREEMENT

          This Capital Contribution Agreement is made as of this 26th day of March, 2003 by and between Blonder Tongue Telephone, LLC, a New Jersey limited liability company (the "COMPANY"), Resource Investment Group, LLC, a New Jersey limited liability company ("RIG"), H. Tyler Bell, NetLinc Communications, LLC, a New Jersey limited liability company ("NETLINC"), and Blonder Tongue Laboratories, Inc., a Delaware corporation ("BLONDER TONGUE").

                                   Background
                                   ----------

          The Company is a start-up enterprise that will (i) sell certain telecommunications equipment, subject to certain limited exceptions, exclusively to Blonder Tongue for resale by Blonder Tongue, all as more fully set forth in a certain Distributorship Agreement between the Company and Blonder Tongue, dated on or about the date hereof, (ii) act as a reseller of telecommunications services to the end users of the equipment sold by the Company and Blonder Tongue, and (iii) act as an operator of telephone, cable and high speed internet systems.

          Blonder Tongue has agreed to become a member of the Company pursuant to the Company's Operating Agreement of even date herewith (the "OPERATING AGREEMENT") and in return for its Membership Rights, agrees to make capital contributions to the Company in the form of cash in an aggregate amount of up to $3,500,000, plus 500,000 shares of Blonder Tongue common stock, pursuant to the terms and conditions of this Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Operating Agreement.

          NOW THEREFORE, for good and valuable consideration, the parties, intending to be legally bound, agree as follows:

          1. Contributions. Blonder Tongue agrees to make the following capital contributions to the Company each of which shall be credited, when made, to the Capital Account of Blonder Tongue maintained by the Company pursuant to the Operating Agreement:

               (a) Upon the execution of this Agreement, Blonder Tongue shall make an initial cash contribution to the Company of $125,000 (the "INITIAL PAYMENT") and three (3) subsequent cash contributions of $125,000 on the first day of each week thereafter.

               (b) Upon the execution of this Agreement, Blonder Tongue shall make a capital contribution to the Company of 500,000 shares of Blonder Tongue common stock, par value $0.001 (the "STOCK").

               (c) On the first day of the first calendar month following the month in which the final payment contemplated by section 1(a) is scheduled to be paid, Blonder Tongue shall make a cash contribution to the Company of $83,333.33 and shall make five subsequent cash contributions of $83,333.33 on the first day of each calendar month thereafter.

               (d) (i) In addition to the capital contributions contemplated by sections 1(a) and 1(c) above, Blonder Tongue shall make additional cash

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                    contributions  to the Company in the maximum amount of up to
                    $2,500,000, payable in twenty-four (24) equal payments of $104,166.67 (each a "Monthly Capital Payment"), with the first Monthly Capital Payment due upon the execution of this Agreement, and with each additional Monthly Capital Payment due on the 15th day of each succeeding calendar month, until paid in full; provided, however, that, as more fully
                    described  in  section  1(d)(ii)  below,   Blonder  Tongue's
                    obligation   to   contribute    the    additional    capital
                    contributions   contemplated  by  this  section  1(d)(i)  is
                    subject to and contingent upon the Company meeting certain projections budgeted for the Company pursuant to the budget attached hereto as Exhibit A (the "BUDGET").

               (ii) Commencing  with the fourth (4th) full month of operation of the Company, if the Company's EBITDA (defined below) for a calendar month does not meet or exceed eighty percent (80%) of the Targeted EBITDA (defined below) for such month (if the Targeted EBITDA set forth in the Budget is negative, the Company's actual negative EBITDA as of such date shall not be worse than 120% of the negative Targeted EBITDA for such date set forth in the Budget), then Blonder Tongue's obligation to make Monthly Capital Payments to the Company as of the fifteenth day of the following month (and all subsequent months) shall be deferred for such month(s) and shall commence again on the fifteenth day of the next succeeding calendar month, subject to the Company meeting the Targeted EBITDA applicable to such succeeding month. Commencing with the fifth (5th) full month of operation of the Company, on the fifteenth day of each calendar month, Blonder Tongue shall test the Company's EBITDA for the prior month against the related Targeted EBITDA to determine whether to pay or defer a Monthly Capital Payment for such month.

               (iii)Notwithstanding  any  provision  of  this  Agreement  to the contrary, Blonder Tongue shall not be required to pay more than the amount of one Monthly Capital Payment per calendar month, other than under circumstances where Blonder Tongue failed to make a Monthly Capital Payment in a prior month that was required to be made (i.e., such Monthly Capital Payment was not deferred pursuant to subsection 1(d)(ii) hereof).

               (iv) Notwithstanding  any  provision  of  this  Agreement  to the contrary, at no time shall the BT Net Cash Contribution exceed $1,244,075.

               (v) For purposes of this Agreement, "EBITDA" shall mean, for any calendar month, the net income (loss) of the Company and its subsidiaries on a consolidated basis for such calendar
                    month,   plus

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

                    interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of the Company and its subsidiaries on a consolidated basis for such calendar month determined in accordance with generally accepted accounting principles, to the extent included in the determination of such net income (loss).

               (vi) For  purposes of this  Agreement,  "TARGETED  EBITDA"  shall mean, for any calendar month, the projected EBITDA for such calendar month as set forth in the Budget.

               (vii)For   purposes   of  this   Agreement,   the  "BT  NET  CASH
                    CONTRIBUTION" shall mean, as of any date of determination, the amount by which (A) the aggregate amount of cash capital contributions that Blonder Tongue has made to the Company as of such date exceeds (B) the aggregate amount of cash distributions that have been made to Blonder Tongue pursuant to Sections 4.1 and 4.2 of the Operating Agreement as of such date.

          2. Valuation of Blonder Tongue Stock. For the purposes of this Agreement and the Operating Agreement, the parties agree that the value of a share of the Stock shall be the greater of the average of the high and low sale price thereof as reported by the American Stock Exchange on the date hereof, or $2.00 per share. The Company shall have the right to register the Stock at its sole expense. In addition, the Company may, at no cost to the Company, co-register with Blonder Tongue in the event that Blonder Tongue is also registering shares of its common stock pursuant to a registration statement on Form S-2 or S-3; provided, however, that the Company's co-registration shall be on such terms and conditions as are acceptable to Blonder Tongue and the underwriter of Blonder Tongue's registration, if any. The Company shall, at its sole expense, promptly comply with all applicable federal and state securities laws applicable to it's receipt and ownership of the Stock, including, without limitation, making an initial filing of a Schedule 13(d) or 13(g) as applicable.

          3. Membership Interests. Upon the execution of this Agreement and Blonder Tongue's payment of the Initial Payment and issuance of the Stock to the Company, the Company shall issue to Blonder Tongue and Blonder Tongue shall hold a 35% Percentage Interest and 17.5 Membership Shares.

          4. Consent and Acknowledgement. Blonder Tongue hereby acknowledges and agrees that from time to time the Company may make loans to RIG and NetLinc, subject to the following terms and conditions:

               (a) Loans to RIG. The aggregate amount of loans outstanding from the Company to RIG at any time shall not exceed $2,000,000. Loans from the Company to RIG may be funded by a combination of Cash Flow and cash capital contributions; provided, however, that (i) such loans may not be funded with Cash Flow unless and until the BT Cash

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

Priority Return has been paid in full and (ii) only up to 50% of cash capital contributions received by the Company may be used to fund loans to RIG.

               (b) Loans to NetLinc. The aggregate amount of loans outstanding from the Company to NetLinc at any time shall not exceed $300,000. Loans from the Company to NetLinc may be funded only from cash capital contributions received by the Company.

               (c) General Terms and Conditions of Loans. All such loans shall bear interest at the lowest applicable federal rate of interest necessary to avoid the imputation of interest under applicable federal tax law and shall have such other terms and conditions, including repayment terms, as are acceptable to Blonder Tongue in its sole discretion.

          5. Contributions Independent from Distributions. The obligations of Blonder Tongue to contribute to the capital of the Company as contemplated by the Operating Agreement and as set forth herein, shall be and remain separate and independent from the obligations of the Company to make distributions to the Members and to allocate profits and losses, as contemplated by the Operating Agreement.

          6. Representations, Warranties and Covenants of Company and NetLinc. Company and NetLinc, jointly and severally, hereby represent, warrant and covenant to Blonder Tongue as of the date of this Agreement as follows:

               (a)  Organization,  Good  Standing  and  Qualification.  Each  of
Company and NetLinc is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Company and NetLinc has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, that certain Distributorship Agreement dated on or about the date hereof by and between Company and Blonder Tongue ("DISTRIBUTORSHIP AGREEMENT"), that certain Distributorship Agreement dated on or about the date hereof by and between NetLinc and Company, that certain Affiliated Party Transactions Agreement dated on or about the date hereof by and among NetLinc, Company, Blonder Tongue and the other signatories thereto, that certain Intellectual Property License Agreement dated on or about the date hereof by and between Company and Blonder Tongue (the "IP LICENSE AGREEMENT") and any other agreements, instruments or documents to be delivered by Company or NetLinc in connection with the transactions contemplated hereby (collectively, the "AGREEMENTS"), and, to the extent applicable, to carry out the provisions of the Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. Each of Company and NetLinc is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which it is required to be so qualified.

               (b) Capitalization; Equity Interests. Upon consummation of the transactions contemplated by the Agreements, the capitalization of each of NetLinc and Company will be as set forth on Exhibit B attached hereto and all membership interests in each of Company and NetLinc have been or will be issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as may be granted pursuant to the Agreements, there are no outstanding options, rights or agreements of any kind for the purchase or acquisition from either NetLinc or Company of any of their securities. When issued in compliance with the provisions of this Agreements all membership interests in Company and NetLinc will be free of any liens or encumbrances other than restrictions on transfer under the Agreements or state and/or federal securities laws.

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

               (c) Authorization. All action on the part of each of Company and NetLinc, and their respective officers, managers and members, as applicable, necessary for the authorization of the Agreements and the performance of all obligations of Company and NetLinc under the Agreements has been taken.

               (d) Budget. The financial projections contained in the Budget attached hereto as Exhibit A are based on and reflect assumptions for which Company has a reasonable basis, and reflect conditions generally expected to exist and the course of action that Company expects to take, as of the date of this Agreement.

               (e) Liabilities. Except as set forth in the Agreements, neither Company nor NetLinc has any liabilities and, to the best of its knowledge, does not know of any contingent liabilities not previously disclosed to Blonder Tongue. Neither NetLinc nor Company is a guarantor of any indebtedness or indemnitor of any liability or loss of any other person or entity.

               (f) Agreements; Action.

                    (i) Except as set forth in the Agreements, there are no agreements, understandings or proposed transactions between either of NetLinc or Company, on the one hand, and any of such company's officers, managers, members, affiliates or, to the best knowledge of NetLinc and Company, any affiliate thereof, on the other hand.

                    (ii) Except as set forth in the Agreements, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which either of NetLinc or Company is a party or by which it is bound that may involve (A) obligations (contingent or otherwise) of, or payments to, such company in excess of $10,000, (B) the license of any patent, copyright, trade secret or other proprietary right to or from NetLinc or Company, (C) provisions materially affecting or restricting the development, presentation or delivery of NetLinc's or Company's products or services, or (D) indemnification by either of NetLinc or Company with respect to infringements of proprietary rights.

                    (iii) Except as set forth in the Agreements, neither of NetLinc or Company has (A) made any distribution upon or with respect to any class of equity interest, (B) incurred any indebtedness for money borrowed or any other liabilities, (C) made any loans or advances to any person, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

               (g) Obligations to Related Parties. Except as set forth in the Agreements, there are no obligations of NetLinc or Company to any of their respective officers, managers, members, or employees.

               (h) Title to Assets; Liens, etc. Each of NetLinc and Company has good and marketable title to its assets, subject to no liens except for liens for current taxes not yet due and payable. Each of NetLinc and Company is in material compliance with all terms of each lease to which it is a party or is otherwise bound.

               (i) Intellectual Property.

                    (i) Each of Company and NetLinc owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses,

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

information and other proprietary rights and processes (collectively "IP") necessary for its business as presently conducted and contemplated to be conducted, free and clear of all liens and without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is NetLinc or Company bound by or a party to any options, licenses or agreements of any kind with respect to the IP of any other person or entity (except as set forth in the IP License Agreement). Neither NetLinc nor Company has received any written or oral communications alleging that it has violated or, by conducting its business as presently conducted or contemplated to be conducted would violate, any of the IP of any other person or entity.

                    (ii) NetLinc is the sole owner of all IP relating to the design, development, manufacture, sale, use, support or service of the Products (as defined in the Distributorship Agreement) (collectively, "PRODUCT IP") free and clear of all liens and without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the Product IP. NetLinc has not received any written or oral communications alleging that the Product IP violates any of the IP of any other person or entity. For so long as any of the Agreements remains in effect, NetLinc will take all steps necessary to maintain and preserve the Product IP and protect the confidentiality of the Product IP.

                    (iii) None of the key employees of NetLinc or Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with his duties to such company or that would materially conflict with such company's business as presently conducted or as contemplated to be conducted. Neither the execution nor delivery of the Agreements, nor the carrying on of business by the key employees of NetLinc and Company, nor the conduct of NetLinc's or Company's business as presently conducted or as contemplated to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any key employee of NetLinc or Company is now obligated. NetLinc and Company do not believe it is or will be necessary to utilize any IP of any of its present or past employees or consultants made prior to their employment or engagement, as the case may be, by NetLinc or Company, except for IP that has been validly assigned outright to and is currently owned in full by NetLinc or Company, as applicable.

               (j) Compliance with Other Instruments. Neither NetLinc nor Company is in violation of or default under any term of its certificate of formation or operating agreement, any provision of any agreement or contract to which it is party or by which it is bound or any judgment, decree, order or writ by which it is bound. The execution, delivery, and performance of and compliance with the Agreements will not, with or without the passage of time or giving of notice, result in any such violation or default, or result in the creation of any lien upon any of the assets of such company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval material to the business or assets of NetLinc or Company.

               (k) Litigation. There is no action, suit, proceeding or known investigation currently pending or, to the best of its knowledge, threatened against either NetLinc or Company, nor, to the best of their knowledge, are NetLinc and Company aware that there is any basis for the foregoing. Neither NetLinc nor Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by NetLinc or Company currently pending or which NetLinc or Company intends to initiate.

               (l) Tax Returns and Payments. Each of NetLinc and Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes, and any assessments, due

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

and payable by NetLinc or Company on or prior to the date hereof have been paid or will be paid prior to the time they become delinquent.

               (m) Employees. No employee of NetLinc or Company has any agreement or contract, written or verbal, regarding his employment. No employee of NetLinc or Company, nor any consultant with whom NetLinc or Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, NetLinc or Company and the continued employment by NetLinc or Company of its present employees, and the performance of NetLinc's or Company's contracts with its independent contractors, will not result in any such violation. Neither NetLinc nor Company has received any notice alleging that any such violation has occurred. No employee of NetLinc or Company has been granted the right to continued employment by NetLinc or Company or to any compensation following termination of employment with NetLinc or Company.

               (n) Permits. Each of NetLinc and Company has all franchises, permits, licenses, consents, authorizations and any similar authority necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, all franchises, permits, licenses, consents, authorizations and any similar authority for the conduct of its business as planned to be conducted.

               (o) Insurance. Each of NetLinc and Company has property, fire, liability, workmen's compensation and casualty insurance policies with coverage customary for companies similarly situated to NetLinc and Company, each of which is in full force and effect and all premiums due thereon have been paid.

               (p) Full Disclosure. The Agreements and all other documents delivered by NetLinc and Company, or their affiliates, to Blonder Tongue or its attorneys or agents in connection with the transactions contemplated by the Agreements, do not contain any untrue statement of a material fact nor, to the best of NetLinc's and Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of NetLinc's and Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects and operations of each of NetLinc and Company, taken as a whole, that have not been set forth in the Agreements or in other documents delivered to Blonder Tongue or its attorneys or agents in connection with the transactions contemplated by the Agreements.


          7. Representations and Warranties of Blonder Tongue. Blonder Tongue hereby represents and warrants to the Company and NetLinc as of the date of this Agreement as follows:

               (a) Organization, Good Standing and Qualification. Blonder Tongue is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Blonder Tongue has all requisite corporate power and authority to execute and deliver the Agreements to which it is a party.

               (b) Authorization. All corporate action on the part of Blonder Tongue necessary for the authorization of the Agreements to which it is a party and the performance of all obligations of Blonder Tongue under such Agreements has been taken.

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

          8. Survival. The representations, warranties, covenants and agreements made herein shall survive until the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive).

          9. Remedies.

               (a) Company and NetLinc shall, jointly and severally, indemnify, defend and hold Blonder Tongue harmless from and against any and all loss, liability, damage, deficiency or expense to Blonder Tongue relating to or arising out of any misrepresentation, breach of any representation or warranty, or nonfulfillment of any covenant on the part of Company or NetLinc contained in this Agreement.

               (b) In addition to the other remedies available to Blonder Tongue under this Agreement or at law, all of which are cumulative and may be pursued singly or concurrently, upon the breach of any of the representations, warranties or covenants set forth herein, except the representation and warranty set forth in Section 6(d) hereof, which breach is not cured (or with respect to the representations and warranties set forth in Sections 6(n) and 6(o) only, a cure is not being diligently pursued) to Blonder Tongue's reasonable satisfaction within thirty (30) days after the occurrence of such breach, (i) Blonder Tongue's obligations under this Agreement shall terminate in their entirety, including, without limitation, Blonder Tongue's obligations to make capital contributions of any nature to Company, and (ii) notwithstanding any provisions of the Agreements to the contrary, all of the restrictive covenants applicable to Blonder Tongue contained in the Agreements, including without limitation, the non-competition covenants set forth in Section 29.1 of the Distributorship Agreement, Section 5.9.1 of the Operating Agreement of Blonder Tongue Telephone, LLC and Section 5.7.1 of the Operating Agreement of NetLinc Communications, LLC, shall terminate in their entirety and be of no further force and effect.

          10. Miscellaneous. Captions and paragraph headings used herein are used for convenience only and are not a part of this Agreement and shall not be used in construing it. In the event of litigation necessary to enforce this Agreement or the terms and conditions thereof each party shall be responsible for its own attorney's fees associated with that litigation. This Agreement sets forth the entire understanding between the parties hereto and supersedes all prior understanding in connection thereof. No waiver of any provision of this Agreement shall be deemed or constitute a waiver of any other provision herein nor shall a waiver be construed as a continuing waiver. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of New Jersey or any New Jersey State Court having jurisdiction over the subject matter of the dispute or matter. All parties hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding. No supplement, modification, or amendment of this Agreement will be binding unless executed by all parties. This Agreement shall be binding upon the successors and assigns of each party hereto. If any provision in this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.

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


          IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BLONDER TONGUE LABORATORIES, INC.


                                        By: /s/ James A. Luksch
                                           -------------------------------------
                                           James A. Luksch, President

                                        BLONDER TONGUE TELEPHONE, LLC


                                        By: /s/ H. Tyler Bell
                                           -------------------------------------
                                           H. Tyler Bell, General Manager


                                        RESOURCE INVESTMENT GROUP, LLC


                                        By: /s/ Douglas Bell
                                           -------------------------------------
                                           Douglas Bell, Manager


                                        NETLINC COMMUNICATIONS, LLC


                                        By: /s/ Dr. Yo-Sung Cho
                                           -------------------------------------
                                           Dr. Yo-Sung Cho, President

                                        /s/ H. TYLER BELL
                                        --------------------------------
                                        H. TYLER BELL

                              Exhibit A- The Budget

--------------------------------------------------------------------------------
Blonder Tongue Telephone Income Projections -- 2003 (based on 92,000 new ports)
--------------------------------------------------------------------------------

                           Feb    Mar    Apr       May      Jun       Jul
                           ---    ---    ---       ---      ---       ---
Sales Projections:
----------------------------------------------------------------------------
Customer Additions:                0              2,000    3,000    4,000
----------------------------------------------------------------------------
Broadstar Comm.                         1,000     1,000    2,000    1,000
----------------------------------------------------------------------------
Digital Comm                                      1,000    1,000    2,000
----------------------------------------------------------------------------
Total Residual Customers:          0    1,000     4,000    9,000   14,000
----------------------------------------------------------------------------

Income:
----------------------------------------------------------------------------
Equipment Margin:                 $0  $20,000   $80,000  $120,000   $140,000
----------------------------------------------------------------------------
Residual Revenue:                 $0       $0   $11,534   $46,138   $103,810
----------------------------------------------------------------------------
Total Revenue:                    $0  $20,000   $91,534  $166,138   $243,810
----------------------------------------------------------------------------

Expense:
----------------------------------------------------------------------------
Corp Overhead:                        $55,763   $75,867   $79,717    $95,525
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Targeted Monthly EBITDA:           0 (35,763)    15,668    86,421    148,285
----------------------------------------------------------------------------


                                Aug       Sep        Oct        Nov      Dec        Total
                                ---       ---        ---        ---      ---        -----
Sales Projections:
-----------------------------------------------------------------------------------------
Customer Additions:           4,000      8,000    10,000     12,500    17,500     61,000
-----------------------------------------------------------------------------------------
Broadstar Comm.               1,000      2,000     2,000      2,000     2,000     14,000
-----------------------------------------------------------------------------------------
Digital Comm                  2,000      2,000     3,000      3,000     3,000     17,000
-----------------------------------------------------------------------------------------
Total Residual Customers:    19,000     29,000    41,000     55,500    75,000     75,000
-----------------------------------------------------------------------------------------

Income:
-------------------------------------------------------------------------------------------
Equipment Margin:            $140,000   $240,000   $300,000 $350,000    $450,000  1,840,000
-------------------------------------------------------------------------------------------
Residual Revenue:            $161,482   $219,154   $334,498 $472,910    $640,159  1,989,684
-------------------------------------------------------------------------------------------
Total Revenue:               $301,482   $459,154   $634,498 $822,910  $1,090,159  3,829,684
-------------------------------------------------------------------------------------------

Expense:
-------------------------------------------------------------------------------------------
Corp Overhead:               $102,325   $114,875   $132,221 $149,196    $175,067    980,554
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Targeted Monthly EBITDA:      199,157    344,279    502,277  673,715     915,093  2,849,130
-------------------------------------------------------------------------------------------

----------------------------
Assumptions:                  Equipment Margin per port will be: $20.00
----------------------------
                              Residual Revenue per port will be: $11.53
                              Note: Residual Revenue includes:
                              $3  per   customer   per  month  for  billing  and
                              collections services
                              $2 per customer per month for customer service support

--------------------------------------------------------------------------------
Blonder Tongue Telephone Income Projections -- 2004 (based on 260,000 new ports)
--------------------------------------------------------------------------------

                               Jan          Feb         Mar         Apr         May         Jun
                               ---          ---         ---         ---         ---         ---
Sales Projections:
-------------------------------------------------------------------------------------------------
Customer Additions:            20,000       20,000      20,000      20,000      20,000     20,000
-------------------------------------------------------------------------------------------------
Total Customers:               95,000      115,000     135,000     155,000     175,000    195,000
-------------------------------------------------------------------------------------------------

Income:
-------------------------------------------------------------------------------------------------
Equipment Margin:            $400,000     $400,000    $400,000    $400,000    $400,000   $400,000
-------------------------------------------------------------------------------------------------
Residual Revenue:            $865,080   $1,095,768  $1,326,456  $1,557,144  $1,787,832 $2,018,520
-------------------------------------------------------------------------------------------------
Total Revenue:             $1,265,080   $1,495,768  $1,726,456  $1,957,144  $2,187,832 $2,418,520
-------------------------------------------------------------------------------------------------

Expense:
-------------------------------------------------------------------------------------------------
Corp Overhead:               $203,313     $230,933    $257,554    $281,779    $316,066   $342,229
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Targeted Monthly EBITDA:    1,061,768    1,264,835   1,468,902   1,675,365   1,871,766  2,076,291
-------------------------------------------------------------------------------------------------



                                 Jul        Aug         Sep        Oct        Nov         Dec       Total
                                 ---        ---         ---        ---        ---         ---       -----
Sales Projections:
-----------------------------------------------------------------------------------------------------------
Customer Additions:             20,000      20,000     25,000     25,000      25,000     25,000    260,000
-----------------------------------------------------------------------------------------------------------
Total Customers:               215,000     235,000    260,000    285,000     310,000    335,000    335,000
-----------------------------------------------------------------------------------------------------------

Income:
-----------------------------------------------------------------------------------------------------------
Equipment Margin:             $400,000    $400,000   $500,000   $500,000    $500,000   $500,000  5,200,000
-----------------------------------------------------------------------------------------------------------
Residual Revenue:           $2,249,208  $2,479,896 $2,710,584 $2,998,944  $3,287,304 $3,575,664 25,952,400
-----------------------------------------------------------------------------------------------------------
Total Revenue:              $2,649,208  $2,879,896 $3,210,584 $3,498,944  $3,787,304 $4,075,664 31,152,400
-----------------------------------------------------------------------------------------------------------

Expense:
-----------------------------------------------------------------------------------------------------------
Corp Overhead:                $365,554    $393,587   $427,112   $459,529    $492,022   $528,303  4,297,980
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Targeted Monthly EBITDA:     2,283,654   2,486,309  2,783,472  3,039,415   3,295,282  3,547,361 26,854,420
-----------------------------------------------------------------------------------------------------------


Blonder Tongue Laboratories, Inc.
 Cash Flow Projections For Telephony
 For the year ending December 31, 2003

                                Feb       Mar       Apr       May        Jun        Jul
 EBITDA from BTT                 -        -      (35,763)   15,668     86,421     148,285

 Cash Downpayment                      500,000

 Cash payments                                    83,333    83,333     83,333     83,333

 Note payments                         105,000   105,000    105,000    105,000    105,000


 CASH OUTLAY (INFLOW)                  605,000   188,333    172,666    101,912    40,049

 CUMULATIVE                            605,000   793,333    965,999   1,067,911  1,107,960



                                  Aug         Sep         Oct        Nov        Dec       Total
 EBITDA from BTT                199,157    344,279     502,277     673,715    915,093   2,849,130

 Cash Downpayment                                                                        500,000

 Cash payments                  83,333      83,333                                       500,000

 Note payments                  105,000    105,000     105,000     105,000    105,000   1,050,000


 CASH OUTLAY (INFLOW)          (10,823)   (155,946)   (397,277)   (543,914)                 -

 CUMULATIVE                    1,097,137   941,191     543,914        -
